Exhibit 4.4

ENERGY TRANSFER PARTNERS, L.P.,

as Issuer,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 24, 2013

to

Indenture dated as of June 24, 2013

Floating Rate Junior Subordinated Notes due 2066

i

THIS FIRST SUPPLEMENTAL INDENTURE dated as of June 24, 2013 (the “First Supplemental Indenture”), is between Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Partnership has executed and delivered to the Trustee an Indenture, dated June 24, 2013 (the “Base Indenture” and as supplemented by this First Supplemental Indenture, the “Indenture”), providing for the issuance by the Partnership from time to time of its debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (the “Debt Securities”);

WHEREAS, the Partnership has duly authorized and desires to cause to be established pursuant to the Base Indenture and this First Supplemental Indenture a new series of Debt Securities designated the “Floating Rate Junior Subordinated Notes due 2066” (the “Notes”);

WHEREAS, Sections 201 and 203 of the Base Indenture permit the execution of indentures supplemental thereto to establish the form and terms of Debt Securities of any series;

WHEREAS, pursuant to Section 901 of the Base Indenture, the Partnership has requested that the Trustee join in the execution of this First Supplemental Indenture to establish the form and terms of the Notes;

WHEREAS, all things necessary have been done to make the Notes, when executed by the Partnership and authenticated and delivered hereunder and under the Base Indenture and duly issued by the Partnership, the valid obligations of the Partnership, and to make this First Supplemental Indenture a valid agreement of the Partnership enforceable in accordance with its terms.

NOW, THEREFORE, the Partnership and the Trustee hereby agree that the following provisions shall supplement the Base Indenture:

ARTICLE I

DEFINITIONS

SECTION 1.1 Generally.

(a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Base Indenture.

(b) The rules of interpretation set forth in the Base Indenture shall be applied hereto as if set forth in full herein.

SECTION 1.2 Definition of Certain Terms.

For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Calculation Agent” has the meaning set forth in Section 2.2.

“Calculation Date” has the meaning set forth in Section 2.2.

“Clearstream” means Clearstream Banking, S.A., or any successor clearance agency.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.3 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.1 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Exchange Notes” means the Notes issued in the Registered Exchange Offer pursuant to Section 2.3(f) hereof.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, or any successor securities clearance agency.

“Global Note Legend” means the legend set forth in Section 2.3(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto, and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.1, 2.3(b)(3), 2.3(b)(4), 2.3(d)(2) or 2.3(f) hereof.

“Indebtedness” of any Person at any date means any obligation created or assumed by such Person for the repayment of borrowed money or any guaranty thereof.

“Independent Investment Banker” means J.P. Morgan Securities LLC and UBS Securities LLC (and their respective successors) or, if any such firm is not willing and able to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee and reasonably acceptable to the Partnership.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Partnership and sent to all Holders of Notes for use by such Holders in connection with the Registered Exchange Offer.

“LIBOR Determination Date” has the meaning set forth in Section 2.2.

“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars ) in London.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning assigned to it in the second recital to this Indenture.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Private Placement Legend” means the legend set forth in Section 2.3 (g)(1)(A) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 24, 2013, among the Partnership and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Reuters Page LIBOR01” has the meaning set forth in Section 2.2.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Special Interest” has the meaning assigned to that term pursuant to the Registration Rights Agreement.

“Three-month LIBOR” has the meaning set forth in Section 2.2.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

ARTICLE II

GENERAL TERMS OF THE NOTES

SECTION 2.1 Form.

The Notes and the Trustee’s certificates of authentication shall be substantially in the form of Exhibit A to this First Supplemental Indenture, which is hereby incorporated into this First Supplemental Indenture. The terms and provisions contained in the Note shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and to the extent applicable, the Partnership and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Notes shall be issued upon original issuance in whole in the form of one or more Global Notes substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.3 hereof.

The Notes are designated as Rule 144A Securities under the Indenture and the provisions of Section 403(b) of the Base Indenture shall apply to the Notes.

Partnership initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

SECTION 2.2 Title, Amount and Payment of Principal and Interest.

The Notes shall be entitled the “Floating Rate Junior Subordinated Notes due 2066”. The Trustee shall authenticate and deliver the Notes for original issue on the date hereof (the “Original Notes”) in the aggregate principal amount of $545,531,000, and (ii) additional Notes for original issue from time to time after the date hereof in such principal amounts as may be specified in a Partnership Order described in this sentence, in each case upon a Partnership Order for the authentication and delivery thereof and satisfaction of the other provisions of Section 204 of the Base Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, and the name or names of the initial Holder or Holders. The aggregate principal amount of Notes that may be outstanding at any time may not exceed $600,000,000 plus such additional principal amounts as may be issued and authenticated pursuant to clause (ii) of this paragraph (except as provided in Section 209 of the Base Indenture). The Original Notes and any additional Notes issued and authenticated pursuant to clause (ii) of this paragraph shall constitute a single series of Debt Securities for all purposes under the Indenture.

The principal amount of each Note shall be payable on November 1, 2066. The Notes shall bear interest from the date of original issuance, or the most recent date to which interest has been paid, at the Three-Month LIBOR Rate plus 3.0175% per annum, reset quarterly on the LIBOR Determination Dates (the “Coupon Rate”) and will bear interest on any overdue principal at the then prevailing Coupon Rate and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the then prevailing Coupon Rate (“Additional Interest”), compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 2013 (the “Interest Payment Dates”) to the Person in whose name such Note is registered, subject to certain exceptions, at the close of business on the January 15, April 15, July 15 or October 15, as the case may be, next preceding such Interest Payment Date). If any Interest Payment Date falls on a day that is not a Business Day, the payment will be made on the next

Business Day and no interest will accrue on the amount of interest due on that Interest Payment Date for the period from and after the Interest Payment Date to the date of payment, except that, if such Business Day is in the next succeeding calendar month, interest will be payable on the immediately preceding Business Day. The interest rate in effect on any LIBOR Determination Date will be the applicable rate as reset on that date and the interest rate applicable to any other day will be the interest rate as reset on the immediately preceding LIBOR Determination Date. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed.

“Three-month LIBOR” means, with respect to any interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that interest period that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR Determination Date for that interest period. If such rate does not appear on Reuters Page LIBOR01, three- month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent after consultation with us, at approximately 11:00 a.m., London time, on the LIBOR Determination Date for that interest period. The Calculation Agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, three- month LIBOR with respect to that floating-rate interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Calculation Agent after consultation with us, at approximately 11:00 a.m., New York City time, on the first day of that interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, three-month LIBOR for that interest period will be the same as three-month LIBOR as determined for the previous interest period or, in the case of the interest period beginning on June 24, 2013, 3.29%. The establishment of three-month LIBOR for each interest period by the Calculation Agent will (in the absence of manifest error) be final and binding.

“LIBOR Determination Date” means the second London banking day (as defined below) immediately preceding the first day of the relevant interest period.

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated by us as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits ).

The “Calculation Agent” shall be the agent appointed by the Partnership to calculate the Coupon Rate and will initially be U.S. Bank National Association. The Calculation Agent shall calculate the Coupon Rate in accordance with the foregoing. On or before each Calculation Date (as defined below), the Calculation Agent will determine the interest rate and notify the Paying Agent. The “Calculation Date” pertaining to any LIBOR Determination Date will be the earlier of (i) the tenth calendar day after such LIBOR Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day, and (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Stated Maturity, as the case may be. Absent manifest error, all determinations of the Calculation Agent shall be conclusive for all purposes and final and binding on the Partnership and the Holders of the Notes, without any liability on the part of the Calculation Agent. The Calculation Agent shall, in its reasonable discretion, make all calculations and determinations regarding the Coupon Rate applicable to the Notes and neither the Trustee nor the Paying Agent shall have the duty to verify determinations of the Coupon Rates made by the Calculation Agent. The Holder of this Note will not be entitled to any compensation from the Partnership for any loss suffered as a result of any determination of the Coupon Rate by the Calculation Agent.

SECTION 2.3 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Partnership for Definitive Notes, in minimum denominations of $1,000 and multiples of $1,000 in excess thereof, if:

(1) the Partnership delivers to the Trustee notice from the Depositary that the Depositary is unwilling or unable to continue to act as Depositary or that the Depositary is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Partnership within 120 days after the date of such notice from the Depositary;

(2) the Partnership in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Global Note be exchanged for Definitive Notes prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required under the provisions of Regulation S; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 209 and 212 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.3 or Section 209 or 212 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.3(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.3(b), (c), (d) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs of this Section 2.3, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a “U.S. Person” or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.3(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.3(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of a Registered Exchange Offer by the Partnership in accordance with Section 2.3(f) hereof, the requirements of this Section 2.3(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.3(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.3(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof and if such transfer occurs prior to the expiration of the Restricted Period then the transferee must hold such beneficial interest through Euroclear or Clearstream.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.3(b)(2) above and:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Partnership;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Partnership shall issue and, upon receipt of a Partnership Order in accordance with Section 204 of the Base Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Partnership or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.3(h) hereof, and the Partnership shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.3(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.3(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Partnership;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.3(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.3(h) hereof, and the Partnership shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.3(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.3(c)(3) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Partnership or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note and, in the case of clause (C) above, the Regulation S Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Partnership;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.3(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Partnership shall issue and, upon receipt of a Partnership Order in accordance with Section 204 of the Base Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.3(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.3(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Partnership;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Partnership shall issue and, upon receipt of a Partnership Order in accordance with Section 204 of the Base Indenture, the Trustee shall authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Registered Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers or if they are Participating Broker-Dealers, they will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of Exchange Notes, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Partnership; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Registered Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Partnership.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Partnership will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.3 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.3(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 213 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE PARTNERSHIP.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST PARTNERSHIP (55 WATER STREET, NEW YORK, NEW YORK 10041) (“DTC”), TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Additional Legends. Definitive Notes issued to affiliates (as defined under Rule 144) of the Partnership may bear additional legends to reflect further restrictions on transfer.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 213 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Partnership shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of a Partnership Order in accordance with Section 204 of the Base Indenture or at the Registrar’s request.

(2) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Partnership may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 212, 307, 309 and 905 of the Base Indenture).

(3) The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Partnership, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Partnership shall be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 303 of the Base Indenture and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Partnership may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Partnership shall be affected by notice to the contrary.

(7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 204 of the Base Indenture.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.3 to effect a registration of transfer or exchange may be submitted by facsimile.

ARTICLE III

REDEMPTION

SECTION 3.1 Optional Redemption.

(a) The Notes are redeemable, at the option of the Partnership, in whole at any time or in part from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date; provided that if the Notes are not redeemed in whole, at least $25 million aggregate principal amount of the Notes, excluding any Notes held by the Partnership or any of its affiliates, must remain outstanding after giving effect to such redemption.

(b) The actual Redemption Price, determined as provided in Section 3.1(a), shall be calculated and certified to the Trustee and the Partnership by the Independent Investment Banker.

(c) The Partnership shall have no obligation to redeem, purchase or repay the Notes pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof.

ARTICLE IV

OPTION TO DEFER INTEREST PAYMENTS

SECTION 4.1 Option to Defer Interest Payments.

So long as there is no Event of Default under the Indenture with respect to the Notes that is continuing, the Partnership may defer interest payments on the Notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the Stated Maturity or redemption date, if earlier, of the Notes and the Partnership may not begin a new Optional Deferral Period until it has paid all accrued interest on the Notes from the previous Optional Deferral Period. A deferral of interest payments may not extend beyond the Stated Maturity of the Notes, and the Company may not begin a new Optional Deferral Period until it has paid all accrued interest on the Notes from the previous Optional Deferral Period. During the Optional Deferral Period, the interest on the Notes will continue to accrue at the Three-Month LIBOR Rate plus 301.75 basis points (3.0175%) reset quarterly. In addition, Additional Interest on any deferred interest will accrue at a rate equal to the Coupon Rate then applicable to the Notes, compounded quarterly, to the extent permitted by law.

Before the end of any Optional Deferral Period that is shorter than 10 consecutive years, the Partnership may extend the Optional Deferral Period, so long as the entire Optional Deferral Period does not exceed 10 consecutive years or extend beyond the Stated Maturity or Redemption Date, if earlier, of the Notes. The Partnership may also elect to shorten the length of any Optional Deferral Period. No Optional Deferral Period (including as extended or shortened) may end on a day other than the last day of a scheduled quarterly Interest Payment Period. At the end of any Optional Deferral Period, if all amounts then due on the Notes, including any Additional Interest, have been paid, the Partnership may elect to begin a new Optional Deferral Period.

SECTION 4.2 Notice of Deferral.

The Partnership will give the holders of the Notes and the Trustee notice of any optional deferral of interest no more than 15 business days prior to the earlier of (1) the next succeeding Interest Payment Date or (2) the date upon which the Partnership is required to give notice to the NYSE or any applicable self-regulatory organization or to Holders of the Notes of such next succeeding Interest Payment Date or the record date therefor. The special record date established under the Indenture for the payment of deferred interest will be the regular record date with respect to the interest payment date at the end of the respective deferral period.

ARTICLE V

ADDITIONAL COVENANTS; AMENDMENTS

SECTION 5.1 Dividend and Other Payment Stoppages.

So long as any Notes remain outstanding, if the Partnership shall have given notice of its election to defer interest payments on the Notes but the related Optional Deferral Period has not yet commenced, or an Optional Deferral Period is continuing; then it will not, nor will it permit any Subsidiary of the Partnership to

(a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any units representing its partnership securities;

(b) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of its debt securities that rank upon the Partnership’s liquidation on a parity with or junior to the Notes ; or

(c) make any guarantee payments regarding any guarantee issued by the Partnership of securities of any of its Subsidiaries if the guarantee ranks upon the Partnership’s liquidation on a parity with or junior to the Notes.

The restrictions listed above do not apply to:

(a) any purchase, redemption or other acquisition of units representing the Partnership’s partnership securities in connection with:

(1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

(2) the satisfaction of the Partnership’s obligations pursuant to any contract entered into prior to the beginning of the applicable Optional Deferral Period;

(3) a dividend reinvestment or shareholder purchase plan; or

(4) the issuance of the Partnership’s partnership securities, or securities convertible into or exercisable for such partnership securities, as consideration in an acquisition transaction, the definitive agreement for which is entered into prior to the applicable deferral period;

(b) any exchange, redemption or conversion of any class or series of the Partnership’s partnership securities, or the capital stock, partnership securities or membership interests of one of the Partnership’s Subsidiaries, for any other class or series of the Partnership’s partnership securities, or of any class or series of the Partnership’s indebtedness for any class or series of the Partnership’s partnership securities;

(c) any purchase of fractional interests in units of the Partnership’s partnership securities pursuant to the conversion or exchange provisions of such partnership securities or the securities being converted or exchanged;

(d) any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any unitholder rights plan, or the redemption or purchase of rights pursuant thereto;

(e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; or

(f) (i) any payment of current or deferred interest on the Partnership’s debt securities that rank upon the Partnership’s liquidation on a parity with the Notes (“parity securities”) that is made pro rata to the amounts due on such parity securities (including the Notes ) and (ii) any payment of principal or current or deferred interest on parity securities that, if not made, would cause the Partnership to breach the terms of the instrument governing such parity securities.

For the avoidance of doubt, no terms of the Notes will restrict in any manner the ability of any of the Partnership’s Subsidiaries to pay dividends or make any distributions to the Partnership or to any of the Partnership’s other Subsidiaries.

SECTION 5.2 Special Interest.

The Partnership will pay to the Holder of any Notes Special Interest as expressly required pursuant to the Registration Rights Agreement. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any

Notes, such mention shall be deemed to include mention of the payment of Special Interest provided for in this Section 5.2 to the extent that, in such context, Special Interest is, was or would be payable in respect thereof pursuant to the provisions of this Section 5.2 and express mention of the payment of Special Interest (if applicable) in any provisions hereof shall not be construed as excluding Special Interest in those provisions hereof where such express mention is not made.

SECTION 5.3 Conforming Amendments.

In addition to those supplemental indentures permitted under Section 901 of the Base Indenture, without the consent of any Holders, the Partnership, when authorized by a Board Resolution, and the Trustee, as requested in a Partnership Order, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, each in a form reasonably satisfactory to the Trustee, to modify and amend this First Supplemental Indenture, and any instruments evidencing the Notes, if such modification or amendment only conforms the terms of the First Supplemental Indenture or such instruments to the terms thereof as contained in the offering memorandum of Energy Transfer Partners, L.P., with respect to the offering of the Notes dated May 16, 2013.

ARTICLE VI

EVENT OF DEFAULT

SECTION 6.1 Events of Default.

Solely for purposes of the Notes, Section 601 of the Base indenture shall be deleted and replaced with the following:

“Event of Default,” wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) failure to pay interest on the Notes within 30 days after such interest is due (provided, however, that a failure to pay interest during a valid Optional Deferral Period, pursuant to Section 4.1 will not constitute an Event of Default);

(2) failure to pay principal of or any premium on the Notes when due; or

(3) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Partnership in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Partnership bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Partnership under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Partnership or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(4) the commencement by the Partnership of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Partnership in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Partnership or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of any such action by the Board of Directors.

The Trustee shall have no right or obligation under this Indenture or otherwise to exercise any remedies on behalf of the Holders of the Notes pursuant to this Indenture in connection with any failure by the Partnership to comply with any covenant hereunder, which failure does not constitute, or with the giving of notice or passage of time would not constitute, an Event of Default hereunder.

ARTICLE VII

SUBORDINATION

SECTION 7.1 Subordination.

The Notes are designated as Subordinated Securities under the Indenture and the provisions of Article Ten of the Base Indenture shall apply to the Notes, provided that, for the purposes of such Article Ten as it applies to the Notes, (a) the term “Senior Indebtedness” will not include (i) any indebtedness which by its terms ranks equally with the Notes in right of payment, including guarantees of such indebtedness, (ii) any indebtedness which by its terms is subordinated to the Notes in right of payment, which shall rank junior in right of payment to the Notes, (iii) any indebtedness owed by the Partnership to trade creditors incurred in connection with the purchase of goods, materials or services obtained in the ordinary course of business, which shall rank equally in right of payment with the Notes, (iv) indebtedness owed by the Partnership to its Subsidiaries, which shall rank equally in right of payment with the Notes or (v) indebtedness owed by the Partnership to its employees, which shall rank equally in right of payment with the Notes, and (b) the first sentence of the second paragraph of Section 1002 of the Base Indenture shall not apply to the Notes and the following shall apply to the Notes as if included in the Base Indenture in lieu thereof:

“Subject to the payment in full, in money or money’s worth, of all Senior Indebtedness, the Holders of the Subordinated Securities (together with the holders of any indebtedness of the Partnership which is subordinate in right of payment to the payment in full of all

Senior Indebtedness and which is not subordinate in right of payment to the Subordinated Securities) shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distribution of assets or securities of the Partnership applicable to Senior Indebtedness until the principal of (and premium, if any) and interest on the Subordinated Securities shall be paid in full.”

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1 Ratification of Base Indenture.

The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 8.2 Trustee Not Responsible for Recitals.

The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes.

SECTION 8.3 U.S. Bank National Association as Calculation Agent

References to the Trustee in Sections 701(b), 702, 707 and 709 of the Base Indenture shall be deemed also to include U.S. Bank National Association in its capacity as Calculation Agent, except that Section 701(b) shall be applicable to it in such capacity whether or not an Event of Default with respect to the Notes shall then exist. If for any reason U.S. Bank National Association resigns or is removed as Trustee, it shall, automatically and without further action on the part of any Person, be deemed to have resigned or been removed as Calculation Agent.

SECTION 8.4 Table of Contents, Headings, etc.

The table of contents and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 8.5 Counterpart Originals.

The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 8.6 Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(Signature Pages Follow)

EXHIBIT C

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

ISSUER:

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P.,
Its:	General Partner

By:	Energy Transfer Partners, L.L.C.
Its:	General Partner

By:	/s/ Martin Salinas, Jr.
Name:	Martin Salinas, Jr.
Title:	Chief Financial Officer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Mauri J. Cowen
Name:	Mauri J. Cowen
Title:	Vice President

Signature Page of First Supplemental Indenture

Exhibit A

FORM OF NOTE

[FACE OF SECURITY]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.3 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.3(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 213 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE PARTNERSHIP.]*

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK 10041) (“DTC”), TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]**

No.	$
CUSIP: [ — ] ISIN: [ — ]

ENERGY TRANSFER PARTNERS, L.P.

FLOATING RATE JUNIOR SUBORDINATED NOTES DUE 2066

ENERGY TRANSFER PARTNERS, L.P., a Delaware limited partnership (the “Partnership,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co.* or its registered assigns, the principal sum of             U.S. dollars ($            ), [or such greater or lesser principal sum as is shown on the attached Schedule of Increases and Decreases in Global Security], on November 1, 2066 in such coin and currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at the Three-Month LIBOR Rate plus 3.0175% per annum, reset quarterly on the LIBOR Rate Reset Dates (the “Coupon Rate”) payable on February 1, May 1, August 1 and November 1 of each year, to the Person in whose name such Note is registered, subject to certain exceptions, at the close of business on the January 15, April 15, July 15 or October 15, as the case may be, next preceding such Interest Payment Date), payable commencing August 1, 2013.

Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

The statements in the legends set forth in this Security are an integral part of the terms of this Security and by acceptance hereof the Holder of this Security agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

This Security is issued in respect of a series of Debt Securities of an initial aggregate principal amount of $545,531,000 designated as the Floating Rate Junior Subordinated Notes due 2066 of the Partnership and is governed by the Indenture dated as of June 24, 2013 (the “Base Indenture”), duly executed and delivered by the Partnership, as issuer, to U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture dated as of June 24, 2013, duly executed by the Partnership and U.S. Bank National Association (the “Trustee”) (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”). The terms of the Indenture are incorporated herein by reference. This Security shall in all respects be entitled to the same benefits as definitive Debt Securities under the Indenture.

If and to the extent any provision of the Indenture limits, qualifies or conflicts with any other provision of the Indenture that is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), such required provision shall control.

This Security shall not be valid or become obligatory for any purpose until the Trustee’s Certificate of Authentication hereon shall have been manually signed by the Trustee under the Indenture.

IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed by its sole General Partner.

Dated:

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P.
Its:	General Partner

By:	Energy Transfer Partners, L.L.C.
Its:	General Partner

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

ENERGY TRANSFER PARTNERS, L.P.

FLOATING RATE JUNIOR SUBORDINATED NOTES DUE 2066

This Security is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Partnership (the “Debt Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Partnership and the Holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the Floating Rate Junior Subordinated Notes due 2066 of the Partnership, in an initial aggregate principal amount of $545,531,000 (the “Securities”).

1.	Interest.

The Partnership promises to pay interest on the principal amount of this Security at the Three-Month LIBOR Rate plus 3.0175% per annum, reset quarterly on the LIBOR Rate Reset Dates (the “Coupon Rate”) and will bear interest on any overdue principal at the then prevailing Coupon Rate and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the then prevailing Coupon Rate (“Additional Interest”), compounded quarterly, and shall pay Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below.

The Partnership will pay interest (subject to the provisions of Article IV) and Special Interest, if any, quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each an “Interest Payment Date”), commencing August 1, 2013. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from June 24, 2013. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. The Partnership shall pay interest (including post-petition interest in any proceeding under any applicable bankruptcy laws) on overdue installments of interest (without regard to any applicable grace period) and on overdue principal and premium, if any, from time to time on demand at the same rate per annum, in each case to the extent lawful.

2.	Method of Payment.

The Partnership shall pay interest and Special Interest, if any, on the Securities (except Defaulted Interest) to the persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date. Any such interest and Special Interest, if any, not so punctually paid or duly provided for (“Defaulted Interest”) may be paid to the persons who are registered Holders at the close of business on a special record date for the payment of such Defaulted Interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may then be listed if such manner of payment shall be deemed practicable by the Trustee, as more fully provided in the

Indenture. The Partnership shall pay principal, premium, if any, and interest and Special Interest, if any, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Payments in respect of a Global Security (including principal, premium, if any, and interest and Special Interest, if any) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Securities in definitive form (including principal, premium, if any, and interest and Special Interest, if any) will be made at the office or agency of the Partnership maintained for such purpose within The City of New York, which initially will be at the corporate trust office of the Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005, Mail Station: EX-NY-WALL, or, at the option of the Partnership, payment of interest and Special Interest, if any, may be made by check mailed to the Holders on the relevant record date at their addresses set forth in the register of Holders maintained by the Registrar or at the option of the Holder, payment of interest and Special Interest, if any, on Securities in definitive form will be made by wire transfer of immediately available funds to any account maintained in the United States, provided such Holder has requested such method of payment and provided timely wire transfer instructions to the Paying Agent. The Holder must surrender this Security to a Paying Agent to collect payment of principal.

3.	Paying Agent and Registrar.

Initially, U.S. Bank National Association will act as Paying Agent and Registrar. The Partnership may change any Paying Agent or Registrar at any time upon notice to the Trustee and the Holders. The Partnership may act as Paying Agent.

4.	Indenture.

This Security is one of a duly authorized issue of Debt Securities of the Partnership issued and to be issued in one or more series under the Indenture.

Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Base Indenture, those made part of the Indenture by reference to the TIA, as in effect on the date of the Base Indenture, and those terms stated in the First Supplemental Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Base Indenture, the First Supplemental Indenture and the TIA for a statement of them. The Securities of this series are general unsecured obligations of the Partnership limited to an initial aggregate principal amount of $600,000,000; provided, however, that the authorized aggregate principal amount of such series may be increased from time to time as provided in the First Supplemental Indenture.

5.	Redemption.

Optional Redemption. The Securities are redeemable, at the option of the Partnership, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest and Special Interest, if any, to, but excluding, the Redemption Date; provided, that if the Securities are not redeemed in whole, at least $25 million aggregate principal amount of the Securities, excluding any Securities held by the Partnership or any of its affiliates, must remain outstanding after giving effect to such redemption.

The actual Redemption Price, calculated as provided above, shall be calculated and certified to the Trustee and the Partnership by the Independent Investment Banker.

Except as set forth above, the Securities will not be redeemable prior to their Stated Maturity and will not be entitled to the benefit of any sinking fund.

6.	Denominations; Transfer; Exchange.

The Securities are to be issued in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange, Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7.	Person Deemed Owners.

The registered Holder of a Security may be treated as the owner of it for all purposes.

8.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Debt Securities of each series affected. Without consent of any Holder of a Security, the parties thereto may amend or supplement the Indenture to, among other things, cure any ambiguity or omission, to correct any defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of a Security. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

9.	Defaults and Remedies.

Certain events of bankruptcy or insolvency are Events of Default that will result in the principal amount of the Securities, together with premium, if any, and accrued and unpaid interest and Special Interest, if any, thereon, becoming due and payable immediately upon the occurrence of such Events of Default. If any other Event of Default with respect to the Securities occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding may declare the principal amount of all the Securities, together with premium, if any, and accrued and unpaid interest and Special Interest, if any, thereon, to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, if at any time after such a declaration of acceleration has been made, the Holders of a majority in principal amount of the outstanding Securities, by written notice to the Trustee, may rescind such declaration and annul its consequences if the rescission would not conflict with any judgment or decree of a court already rendered and if all Events of Default with respect to the Securities, other than the nonpayment of the principal, premium, if any, or interest and Special Interest, if any, which has become due solely by such declaration acceleration, shall have been cured or shall have been waived. No such rescission shall affect any subsequent default or shall impair any right consequent thereon. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

10.	Subordination

Payment of principal of, premium on, if any, interest and Special Interest, if any, on, the Notes is subordinated to the prior payment of Senior Debt on the terms provided in the Indenture.

11.	Trustee Dealings with Partnership.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Partnership or its Affiliates, and may otherwise deal with the Partnership or its Affiliates as if it were not the Trustee.

12.	Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

13.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

14.	Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.

In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of June 24, 2013, among the Partnership and the other parties named on the signature pages thereof (the “Registration Rights Agreement”).

15.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Partnership has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such number as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

16.	Absolute Obligation.

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

17.	No Recourse.

No director, officer, employee, limited partner or shareholder, as such, of the Partnership or the General Partner shall have any personal liability in respect of the obligations of the Partnership under the Securities, the Indenture or any Guarantee by reason of his, her or its status. Each Holder by accepting the Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

18.	Governing Law.

This Security shall be construed in accordance with and governed by the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT—
(Cust.)
TEN ENT—as tenants by entireties	Custodian for:
(Minor)
JT TEN—as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee:

the within Security and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Security on the books of the Partnership, with full power of substitution in the premises.

Dated	Registered Holder

SCHEDULE OF INCREASES OR DECREASES

IN GLOBAL SECURITY*

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Depositary

*	To be included in a Global Note.

Exhibit B

FORM OF CERTIFICATE OF TRANSFER

Energy Transfer Partners, L.P.

3738 Oak Lawn Avenue

Dallas, Texas 75219

U.S. Bank National Association

5847 San Felipe, Suite 1050

Houston, Texas 77057

Re: Floating Rate Junior Subordinated Notes due 2066

Reference is hereby made to the Indenture, dated as of June 24, 2013 (the “Base Indenture”), between Energy Transfer Partners, L.P., as issuer (the “Partnership”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of June 24, 2013 (together with the Base Indenture, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $            in such Note[s] or interests (the “Transfer”), to             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.     ☐   Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.     ☐   Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Restricted Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.     ☐   Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)     ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)     ☐   such Transfer is being effected to the Partnership or a subsidiary thereof;

or

(c)     ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.     ☐   Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)     ☐   Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)     ☐   Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)     ☐   Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Partnership.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

Exhibit C

FORM OF CERTIFICATE OF EXCHANGE

Energy Transfer Partners, L.P.

3738 Oak Lawn Avenue

Dallas, Texas 75219

U.S. Bank National Association

5847 San Felipe, Suite 1050

Houston, Texas 77057

Re: Floating Rate Junior Subordinated Notes due 2066

(CUSIP [            ])

Reference is hereby made to the Indenture, dated as of June 24, 2013 (the “Base Indenture”), between Energy Transfer Partners, L.P., as issuer (the “Partnership”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of June 24, 2013 (together with the Base Indenture, the “Indenture”), between the Partnership and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $            in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)     ☐   Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)     ☐   Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(c)     ☐   Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)     ☐   Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)     ☐   Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)     ☐   Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Partnership.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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